Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of                     , 2006, by and between Hercules Offshore, Inc., a Delaware corporation (the “Company”), and                     , an individual resident of the State of                      (“Indemnitee”).

RECITALS

WHEREAS, it is essential to the Company and its mission to retain and attract as directors the most capable persons available;

WHEREAS, Indemnitee is a director of the Company;

WHEREAS, both the Company and Indemnitee recognize the risk of litigation and other claims that are asserted against directors of companies operating in the public arena in today’s environment, and the attendant costs of defending even wholly frivolous claims;

WHEREAS, the Certificate of Incorporation and Bylaws of the Company provide certain indemnification rights to the directors of the Company, and its directors have relied on this assurance of indemnification, as provided by Delaware law;

WHEREAS, the Company and Indemnitee recognize that the interpretation of ambiguous statutes, regulations and court opinions, and of the Certificate of Incorporation and Bylaws of the Company, and the vagaries of public policy, are too uncertain to provide the directors of the Company with adequate or reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Company;

WHEREAS, Article V of the Certificate of Incorporation of the Company provides that the indemnification rights provided to directors thereunder are specifically not exclusive of other rights to which those indemnified thereunder may be entitled under applicable law, the Certificate of Incorporation or Bylaws of the Company, any agreement, a vote of stockholders or directors or otherwise, and, thus, does not limit the extent to which the Company may indemnify persons serving as its directors (among others);

WHEREAS, after due consideration and investigation of the terms and provisions of this Agreement and the various other options available to the Company and Indemnitee in lieu thereof, the board of directors of the Company (the “Board of Directors”) has determined that this Agreement is not only reasonable and prudent but necessary to promote and ensure the best interests of the Company and its stockholders;

WHEREAS, the Company desires to have Indemnitee serve or continue to serve as a director of the Company, free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his acting in good faith in the performance of his duty to the Company; and Indemnitee desires to serve, or to continue to serve (provided that he is furnished the indemnity provided for hereinafter), in such capacity; and

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability in order to enhance Indemnitee’s continued service to the Company in an effective manner, the increasing difficulty in obtaining and maintaining satisfactory insurance coverage, and Indemnitee’s reliance on assurance of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by Delaware law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee’s continuing to serve as a director of the Company, the parties hereto agree as follows:

1. Certain Definitions. The following capitalized terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Change of Control” means:

(i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (D) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (iii) of this definition; or

(ii) Individuals who, as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Incumbent Board, providing for such Business Combination; or

(iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (iii) applies.

“Corporate Status” describes the status of Indemnitee as a director, Officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the request of the Company.

“Court” means the Court of Chancery of the State of Delaware or any other court of competent jurisdiction.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years previous to his selection or appointment has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.

“Matter” is a claim, a material issue or a substantial request for relief.

“Officer” means the president, the treasurer, the secretary, and each vice president of the Company and any other corporation, partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise for which such person is or was serving in such position at the request of the Company (and all variants of the preceding positions such as assistant treasurer, assistant secretary, senior vice president, and similar modifications), in each case elected or appointed pursuant to proper corporate authority, and each other person designated by the President of the Company from time to time as constituting an “Officer.”

“Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 11 to enforce his rights under this Agreement.

2. Basic Indemnification Arrangement.

(a) The Company shall indemnify and hold Indemnitee harmless from and against any and all losses, liabilities, claims, damages and, subject to Section 2(b), Expenses, whatsoever arising out of any event or occurrence related to the fact that the Indemnitee is or was a director of the Company or is or was serving in another Corporate Status, provided the Indemnittee was acting in good faith and in a manner the person reasonably believes to be in or not opposed to the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe the person’s conduct was unlawful.

(b) If the Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter. To the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. To obtain indemnification, the Indemnitee shall submit to the Corporate Secretary of the Company a written claim or request. Such written claim or request shall contain sufficient information to reasonably inform the Company about the nature and extent of the indemnification or advance sought by the Indemnitee.

3. Advances. In the event of any threatened or pending Proceeding in which the Indemnitee is a party or is involved and that may give rise to a right of indemnification under this Agreement, following written request to the Company by the Indemnitee, the Company shall promptly pay to the Indemnitee amounts to cover Expenses reasonably incurred by Indemnitee in such Proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking in the form of Exhibit A hereto executed by or on behalf of the Indemnitee and (ii) satisfactory evidence as to the amount of such Expenses.

4. Repayment of Advances or Other Expenses. The Indemnitee agrees that the Indemnitee shall reimburse the Company for all Expenses paid by the Company in defending any Proceeding against the Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Company for such Expenses.

5. Determination of Entitlement; No Change of Control. If there has been no Change of Control at the time the request for indemnification is submitted, the Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the Delaware General Corporation Law. If entitlement to indemnification is to be determined by an Independent Counsel, the Company shall furnish notice to the Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Company a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis for such assertion. If there is an objection to the selection of Independent Counsel, either the Company or the Indemnitee may petition the Court for a determination that the objection is without a reasonable basis and/or for the appointment of Independent Counsel selected by the Court.

6. Determination of Entitlement; Change in Control. If there has been a Change of Control at the time the request for indemnification is submitted, the Indemnitee’s entitlement to indemnification shall be determined in a written opinion by the Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Company written notice advising of the identity and address of the Independent Counsel so selected. The Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee may, within five days after the receipt of such objection from the Company, submit the name of another Independent Counsel and the Company may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. Any objections referred to in this Section 6 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of an Independent Counsel, and such objection shall set forth with particularity the factual basis for such assertion. The Indemnitee may petition the Court for a determination that the Company’s objection to the first and/or second selection of Independent Counsel is without a reasonable basis and/or for the appointment as Independent Counsel of a person selected by the Court.

7. Procedures of Independent Counsel. If a Change of Control shall have occurred before the request for indemnification is sent by the Indemnitee, the Indemnitee shall be presumed (except as otherwise expressly provided in this Agreement) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 2(b), and thereafter the Company shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by the Independent Counsel as a basis for a determination of entitlement to indemnification unless the Company provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of the Independent Counsel convinces him by clear and convincing evidence that the presumption should not apply.

Except in the event that the determination of entitlement to indemnification is to be made by the Independent Counsel, if the person or persons empowered under Sections 5 or 6 to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by applicable law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan of the Company shall be deemed to have acted in a manner not opposed to the best interests of the Company.

For purposes of any determination hereunder, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Company or another enterprise or on information supplied to him by the Officers of the Company or another enterprise in the course of their duties or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term “another enterprise” as used in this Section shall mean any other corporation or any partnership, limited liability company, association, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, Officer, employee or agent. The provisions of this paragraph shall not be deemed to be exclusive or to limit in any way the circumstances in which an Indemnitee may be deemed to have met the applicable standards of conduct for determining entitlement to rights under this Agreement.

8. Independent Counsel Expenses. The Company shall pay any and all reasonable fees and expenses of the Independent Counsel incurred acting pursuant to this Agreement and in any Proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such

Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his selection until a court has determined that such objection is without a reasonable basis.

9. Repayment of Advances or Other Expenses. The Indemnitee agrees that the Indemnitee shall reimburse the Company for all Expenses paid by the Company in defending any Proceeding against the Indemnitee in the event and only to the extent that it shall be determined pursuant to the provisions of this Agreement or by final judgment or other final adjudication under the provisions of any applicable law that the Indemnitee is not entitled to be indemnified by the Company for such Expenses.

10. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the losses, liabilities, claims, damages and Expenses but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

11. Adjudication. In the event that (i) a determination is made pursuant to Sections 5 or 6 that the Indemnitee is not entitled to indemnification under this Agreement; (ii) advancement of Expenses is not timely made pursuant to Section 3; (iii) the Independent Counsel has not made and delivered a written opinion determining the request for indemnification (A) within 90 days after being appointed by the Court, (B) within 90 days after objections to his selection have been overruled by the Court or (C) within 90 days after the time for the Company or the Indemnitee to object to his selection; or (iv) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Sections 5, 6 or 7, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 11, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification, or such indemnification is prohibited by applicable law.

The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such proceeding that the Company is bound by all provisions of this Agreement. In the event that the Indemnitee, pursuant to this Section 11, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, but only if he prevails therein. If it shall be determined in such judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

12. Participation by the Company. With respect to any such Proceeding as to which the Indemnitee notifies the Company of the commencement thereof, (a) the Company will be entitled to participate therein at its own expense and (b) except as otherwise provided below, to the extent that it may wish, the Company (jointly with any other indemnifying party similarly notified) will be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After receipt of notice from the Company to the Indemnitee of the Company’s election so to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Indemnitee shall have the right to employ his own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Company, (ii) the Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel employed by the Indemnitee shall be subject to indemnification pursuant to the terms of this Agreement; provided that the Company shall not be entitled to assume the defense of any Proceeding brought in the name of or on behalf of the Company or as to which the Indemnitee shall have made the conclusion provided for in clause (ii) of this sentence. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not settle any action or claim in any manner that would impose any limitation or unindemnified penalty on the Indemnitee without the Indemnitee’s written consent, which consent shall not be unreasonably withheld.

13. No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Independent Counsel to have made a determination as to whether Indemnitee has met any particular standard or conduct or had any particular belief, or an actual determination by the Independent Counsel that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law shall be a defense to Indemnitee’s claim or create a presumption that the Indemnitee has not met any particular standard of conduct or did not have any particular belief.

14. Nonexclusivity; Subsequent Change in Law. The rights of indemnification and advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled to under applicable law, the

Certificate of Incorporation, the Bylaws, any other agreement, a vote of stockholders or a resolution of directors or otherwise. The provisions of this Agreement shall continue as to an Indemnitee whose Corporate Status has ceased for any reason and shall inure to the benefit of his heirs, executors and administrators. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s Certificate of Incorporation, Bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

15. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

16. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all actions reasonably requested by the Company to secure such rights, including the execution of such documents necessary to enable the Company to bring suit to enforce such rights.

18. Certain Actions for Which Indemnification Is Not Provided. Notwithstanding any other provision of this Agreement, no person shall be entitled to indemnification or advancement of Expenses under this Agreement with respect to any Proceeding, or any Matter therein, (i) brought or made by such person against the Company or (ii) in which final judgment is rendered against Indemnitee for an accounting of profits made from the purchase and sale or the sale and purchase by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended, or similar provisions of any national, state, provincial or local statute.

19. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under the Certificate of Incorporation or any insurance policy, contract, agreement, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

20. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director of the Company.

21. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; and, to the fullest extent possible, the provisions of this Agreement shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable to the fullest extent permitted by Delaware law.

22. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by the Indemnitee on or after such date.

23. Exclusive Jurisdiction; Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such jurisdiction without giving effect to the principles of conflicts of laws. The Company and Indemnitee agree that all disputes in any way relating to or arising under this Agreement, including, without limitation, any action for advancement of Expenses or indemnification, shall be litigated, if at all, exclusively in the courts of Delaware, and, if necessary, the corresponding appellate courts. The Company and Indemnitee expressly submit themselves to the personal jurisdiction of such courts for the purposes of resolving any dispute relating to or arising under this Agreement.

24. Injunctive Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he may be entitled.

25. No Right to Re-Nomination. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be re-nominated as a director of the Company.

26. Notices. Any notice or other communication required or permitted to be given or made to the Company or Indemnitee pursuant to this Agreement shall be given or made in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice or communication is directed at the address of such person on the records of the Company, and such notice or communication shall be deemed given or made at the time when the same shall be so deposited in the United States mail. Any such notice or communication to the Company shall be addressed to the Secretary of the Company.

27. Contractual Rights. The right to be indemnified or to receive advancement of Expenses under this Agreement (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the date of this Agreement and (iii) shall continue after any rescission or restrictive modification of this Agreement as to events occurring prior thereto.

28. No Assignment. This Agreement shall not be assignable by either party without the consent of the other.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

COMPANY:

HERCULES OFFSHORE, INC. a Delaware corporation

By:
Name:	James W. Noe
Title:	Vice President, General Counsel, Chief Compliance Officer & Secretary

INDEMNITEE:

Name:

[SIGNATURE PAGE TO INDEMNIFICATION AGREEMENT]

EXHIBIT A

                    , 20

Hercules Offshore, Inc.

11 Greenway Plaza, Suite 2950

Houston, Texas 77046

Re:	Indemnity Agreement

Ladies and Gentlemen:

Reference is made to Section 3 of the Indemnity Agreement dated as of                     , 2006, by and between Hercules Offshore, Inc. (the “Company”) and the undersigned Indemnitee, relating to advance payment by the Company of certain Expenses incurred by the undersigned Indemnitee. Capitalized terms used and not otherwise defined in this letter of undertaking shall have the respective meanings ascribed to such terms in the Agreement.

The undersigned Indemnitee has incurred Expenses pursuant to Section 2 of the Agreement in connection with a Proceeding. The types and amounts of Expenses are itemized on Attachment I to this letter of undertaking. The undersigned Indemnitee hereby requests that the total amount of these Expenses (the “Advanced Amount”) be paid by the Company in advance of the final disposition of such Proceeding in accordance with the Agreement.

The undersigned Indemnitee hereby agrees to repay the Advanced Amount to the Company to the extent that it is ultimately determined that the undersigned Indemnitee is not entitled to be indemnified by the Company. This agreement of Indemnitee to repay shall be unsecured.

Very truly yours,

Signature

Name of Indemnitee (Type or Print)

A-1

ATTACHMENT I

TO

INDEMNITEE’S LETTER OF UNDERTAKING

Attached hereto are receipts, statements or invoices for the following qualifying Expenses, which Indemnitee represents have been incurred by Indemnitee in connection with a Proceeding:

TYPE	AMOUNT
Total Advanced Amount